                                                                    Exhibit 21.1


                           ON SEMICONDUCTOR CORPORATION

                     List of Subsidiaries as of 12/31/01 (1)


SCG (CZECH) HOLDING CORPORATION {DELAWARE}
      Terosil a.s. [JV] {Czech Republic}
      Tesla Sezam a.s. [JV] {Czech Republic}
SCG (CHINA) HOLDING CORPORATION {DELAWARE}
      Leshan-Phoenix Semiconductor Company Limited [JV] {Leshan, China}
SCG (MALAYSIA SMP) HOLDING CORPORATION {DELAWARE}
SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC {DELAWARE}
      Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}
            Semiconductor Components Industries International of Rhode Island, Inc. {Rhode Island}
      Semiconductor Components Industries Puerto Rico, Inc. {Delaware}
      Slovakia Electronics Industries, a.s. {Slovak Republic}
      SCG International Development, LLC {Delaware}
      SCG Malaysia Holdings Sdn. Bhd. {Malaysia}
            SCG Industries Malaysia Sdn. Bhd. {Malaysia}
            ON Semiconductor Technology Malaysia Sdn. Bhd. {Malaysia} Semiconductor Components Industries (Thailand) Limited {Thailand}
      SCG Mexico, S.A. de C.V. {Mexico}
      ON Semiconductor Technology Japan Ltd. {Japan}
      SCG Philippines, Incorporated {Philippines}
      SCG Asia Capital Pte. Ltd. {Malaysia}
      SCG Czech Design Center s.r.o. {Czech Republic}
      SCG India Private Ltd. {India}
      ON Semiconductor Hong Kong Design Limited {Hong Kong, China}[also d/b/a ON Semiconductor]
      ON Semiconductor Japan Ltd. {Japan}
      ON Semiconductor Design (Shanghai) Limited {China}
      ON Semiconductor Trading Ltd. {Bermuda}
            ON Semiconductor Denmark ApS {Denmark}
                  ON Semiconductor Hong Kong Logistics Limited {Hong Kong, China}[also d/b/a/ ON Semiconductor]
                  SCG Hong Kong SAR Limited {Hong Kong, China} [also d/b/a ON Semiconductor]
                  Semiconductor Components Industries Singapore Pte Ltd {Singapore}
                  SCG Korea Ltd. {Korea}
                  ON Semiconductor Canada Trading Corporation {Canada}
                  SCG do Brasil Ltda. {Brazil}
                  SCG Holding (Netherlands) B.V. {Netherlands}
                        ON Semiconductor Germany GmbH {Germany}
                        SCG France SAS {France}
                        ON Semiconductor AB {Sweden}[also d/b/a Semiconductor Components Group Sweden]
                        ON Semiconductor Mexico Trading S. de R. L. de C. V. {Mexico}
                        SCG Italy S.r.l. {Italy}
                        Semiconductor Components Industries UK Limited {United Kingdom}
                              ON Semiconductor Limited {United Kingdom}

"{ }" Denotes jurisdiction
(1) Listing includes only doing business names and does not include trade names.